UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.        )

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Cracker Barrel Old Country Store, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

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On November 11, 2024, Cracker Barrel Old Country Store, Inc. (the “Company”) issued the following press release. The press release was also posted by the Company to the campaign website at www.crackerbarrelshareholders.com (the “Campaign Website”).

ISS Recommends Shareholders Vote on Cracker Barrel’s WHITE Proxy Card and “WITHHOLD”
on Milena Alberti-Perez and Sardar Biglari

ISS Cites Alberti-Perez’s Lack of Relevant Experience and Biglari’s Poor Governance Track Record; Has Recommended Against Biglari Every Time He Has Nominated Himself at Cracker Barrel

Glass Lewis Also Recommends Shareholders “WITHHOLD” on Sardar Biglari

Cracker Barrel Urges Shareholders to Vote “FOR ONLY” its 10 Recommended Nominees on the WHITE Proxy Card

LEBANON, Tenn. – November 11, 2024 – Cracker Barrel Old Country Store, Inc. (“Cracker Barrel” or the “Company”) (Nasdaq: CBRL) today announced that Institutional Shareholder Services (“ISS”), a leading independent proxy advisory firm, has recommended that Cracker Barrel shareholders vote on the Company’s WHITE proxy card and “WITHHOLD” support for Milena Alberti-Perez and Sardar Biglari in connection with the Company’s 2024 Annual Meeting of Shareholders (“Annual Meeting”), scheduled to be held on November 21, 2024. The Company urges stockholders to vote “FOR ALL” 10 of Cracker Barrel’s recommended director nominees.

In its November 8, 2024 report, ISS recognized that Ms. Alberti-Perez and Mr. Biglari are not the right director nominees to oversee Cracker Barrel’s return to growth and stated that “Withholds are warranted against dissident nominees Alberti-Perez and Biglari.1” ISS has recommended against Mr. Biglari in every proxy contest at Cracker Barrel in which he has nominated himself.

ISS report commentary supported the Company’s view that Ms. Alberti-Perez does not bring the right skillset and has not demonstrated any interest in Cracker Barrel or the brand. Both ISS and Glass Lewis, in its separate November 8, 2024 report, further supported the Company’s view that Mr. Biglari’s appointment to the Board of Directors would risk destroying shareholder value:

•	“Alberti-Perez…entered the interview process with the sitting board of CBRL without sufficient preparation. For a dissident candidate who lacks direct restaurant industry experience, this lack of due diligence is concerning…” – ISS

•	“…governance practices at [Biglari’s] own company, Biglari Holdings, leave much to be desired.” – ISS

•	“Most notably, we believe the corporate governance promulgated by Mr. Biglari at Biglari Holdings — the governing documents of which have clearly been tailored to heavily blunt the rights of unaffiliated investors — materially undermines the credibility of his service at other publicly traded firms...[1]” – Glass Lewis

1 Permission to use quotations was neither sought nor obtained.

Regarding the ISS recommendation to withhold on Ms. Alberti-Perez and Mr. Biglari and the Glass Lewis recommendation against Mr. Biglari, the Cracker Barrel Board issued the following statement:

The key question facing shareholders at this year’s Annual Meeting is how to ensure that Cracker Barrel’s strategic transformation plan continues to succeed in returning the Company to industry leadership and drive accelerated growth. Ms. Alberti-Perez would add no skills or experience to the Board that are not already better represented by the Company’s current directors. It appears that ISS shared our concern about her lack of interest in or knowledge of Cracker Barrel. Both ISS and Glass Lewis noted Mr. Biglari’s poor governance track record that we believe speaks for itself in warning of the value destruction risk he would pose to Cracker Barrel shareholders if elected to the Board. We call on shareholders to vote for all of Cracker Barrel’s 10 recommended nominees on the WHITE proxy card to support continued momentum of the Company’s transformation plan.

In commenting on the makeup and experience of Cracker Barrel’s Board, ISS recognized that the Board has been significantly refreshed in recent years to meet the demands of the evolving restaurant industry, noting:

•	“To its credit, in recent years, the board appears to have made a concerted effort to refresh itself with directors with relevant skill sets, and the average director tenure is low.”

The Cracker Barrel Board additionally stated:

While it is clear that neither Ms. Alberti-Perez nor Mr. Biglari would add value to the Cracker Barrel Board, we strongly disagree with any recommendation to withhold support for either Carl Berquist or Meg Crofton.

Mr. Berquist and Ms. Crofton have been agents of change, helping to oversee not only the swift and intentional overhaul of the Board, but also applying learnings from early post-pandemic improvement efforts, recruiting and appointing Julie Masino as the Company’s new CEO and overseeing the formulation of a thoroughly researched and data-driven strategic transformation plan that is designed to holistically reinvigorate the brand, guest experience and operations.

Ms. Crofton has served as Chair of the Nominating and Corporate Governance Committee responsible for the Board’s refreshment and Mr. Berquist is the new Board Chair as of February 2024. Mr. Berquist and Ms. Crofton have held critical leadership roles in the Board’s successful recruitment of highly qualified independent directors as part of our ongoing program of refreshment during their tenure.

If all Board-recommended nominees are elected, the average tenure of the independent directors will be less than three years and the average tenure of all current independent directors standing for reelection is less than four years. Mr. Berquist and Ms. Crofton provide essential leadership, oversight, continuity and institutional knowledge for our new CEO on a Board that has been comprehensively refreshed.

Further, both Mr. Berquist and Ms. Crofton contribute deep and directly relevant hospitality industry experience from their respective roles at two iconic global brands – as chief financial officer of Marriott International and president of Walt Disney Parks and Resorts. Collectively, they bring 75 years of skills and expertise gained through executive leadership and public company board roles.

The Board fully recognizes that Cracker Barrel must further evolve and improve. We hold ourselves and management accountable, and we have taken and continue to take aggressive steps to refresh the Board, enhance the Company’s performance, drive a return to growth and deliver sustainable value for all shareholders. We are confident the Board’s 10 recommended director nominees are the right ones to ensure Cracker Barrel thrives today, tomorrow and well into the future and that the strategic transformation plan being implemented by the Company’s leadership team is the right one to deliver value for ALL shareholders.

The Board urges shareholders to vote the white proxy card today “FOR ONLY” Cracker Barrel’s 10 recommended nominees.

YOUR VOTE IS IMPORTANT. Whether or not you plan to virtually attend the Annual Meeting, please take a few minutes now to vote by Internet or by telephone by following the instructions on the WHITE proxy card you have received, or sign, date and return the WHITE proxy card in the postage-paid envelope provided. If you are a beneficial owner or you hold your shares in “street name,” please follow the voting instructions provided by your bank, broker or other nominee. Regardless of the number of Company shares you own, your presence by proxy is helpful to establish a quorum and your vote is important.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ONLY CRACKER BARREL’S 10 RECOMMENDED NOMINEES ON THE WHITE PROXY CARD.

If you have any questions or require any assistance with voting your shares, please call the Company’s proxy solicitor:

OKAPI PARTNERS LLC

1212 Avenue of the Americas, 17th Floor

New York, NY 10036

Banks and Brokerage Firms, Please Call: (212) 297-0720

Shareholders and All Others Call Toll-Free: (855) 208-8902

Email: info@okapipartners.com

Forward-Looking Statements

Except for specific historical information, certain of the matters discussed in this communication may express or imply projections of items such as revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These and similar statements regarding events or results that the Company expects will or may occur in the future are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual results and performance of the Company to differ materially from those expressed or implied by such forward-looking statements. All forward-looking information is provided pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these risks, uncertainties and other factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "trends," "assumptions," "target," "guidance," "outlook," "opportunity," "future," "plans," "goals," "objectives," "expectations," "near-term," "long-term," "projection," "may," "will," "would," "could," "expect," "intend," "estimate," "anticipate," "believe," "potential," "regular," "should," "projects," "forecasts," or "continue" (or the negative or other derivatives of each of these terms) or similar terminology.

The Company believes that the assumptions underlying any forward-looking statements are reasonable; however, any of the assumptions could be inaccurate, and therefore, actual results may differ materially from those projected in or implied by the forward-looking statements. In addition to the risks of ordinary business operations, factors and risks that may result in actual results differing from this forward-looking information include, but are not limited to risks and uncertainties associated with inflationary conditions with respect to the price of commodities, ingredients, transportation, distribution and labor; disruptions to the Company’s restaurant or retail supply chain; the Company’s ability to manage retail inventory and merchandise mix; the Company’s ability to sustain or the effects of plans intended to improve operational or marketing execution and performance, including the Company’s strategic transformation plan; the effects of increased competition at the Company’s locations on sales and on labor recruiting, cost, and retention; consumer behavior based on negative publicity or changes in consumer health or dietary trends or safety aspects of the Company’s food or products or those of the restaurant industry in general, including concerns about outbreaks of infectious disease; the effects of the Company’s indebtedness and associated restrictions on the Company’s financial and operating flexibility and ability to execute or pursue its operating plans and objectives; changes in interest rates, increases in borrowed capital or capital market conditions affecting the Company’s financing costs and ability to refinance its indebtedness, in whole or in part; the Company’s reliance on a single distribution facility and certain significant vendors, particularly for foreign-sourced retail products; information technology disruptions and data privacy and information security breaches, whether as a result of infrastructure failures, employee or vendor errors or actions of third parties; the Company’s compliance with privacy and data protection laws; changes in or implementation of additional governmental or regulatory rules, regulations and interpretations affecting tax, health and safety, animal welfare, pensions, insurance or other undeterminable areas; the actual results of pending, future or threatened litigation or governmental investigations; the Company’s ability to manage the impact of negative social media attention and the costs and effects of negative publicity; the impact of activist shareholders; the Company’s ability to achieve aspirations, goals and projections related to its environmental, social and governance initiatives; the Company’s ability to enter successfully into new geographic markets that may be less familiar to it; changes in land, building materials and construction costs; the availability and cost of suitable sites for restaurant development and the Company’s ability to identify those sites; the Company’s ability to retain key personnel; the ability of and cost to the Company to recruit, train, and retain qualified hourly and management employees; uncertain performance of acquired businesses, strategic investments and other initiatives that the Company may pursue from time to time; the effects of business trends on the outlook for individual restaurant locations and the effect on the carrying value of those locations; general or regional economic weakness, business and societal conditions and the weather impact on sales and customer travel; discretionary income or personal expenditure activity of the Company’s customers; implementation of new or changes in interpretation of existing accounting principles generally accepted in the United States of America ("GAAP"); and other factors described from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”), press releases, and other communications. Any forward-looking statement made by the Company herein, or elsewhere, speaks only as of the date on which made. The Company expressly disclaims any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Important Additional Information and Where to Find It

On October 9, 2024, Cracker Barrel filed a definitive proxy statement on Schedule 14A (the “Proxy Statement”) and an accompanying WHITE proxy card in connection with the solicitation of proxies for the 2024 Annual Meeting of Cracker Barrel shareholders (the “Annual Meeting”). INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain copies of these documents and other documents filed with the SEC by Cracker Barrel for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge in the Investors section of Cracker Barrel’s corporate website at www.crackerbarrel.com.

Participants

Cracker Barrel, its directors and its executive officers will be participants in the solicitation of proxies from Cracker Barrel shareholders in connection with the matters to be considered at the Annual Meeting. Information regarding the names of Cracker Barrel’s directors and executive officers and certain other individuals and their respective interests in Cracker Barrel by security holdings or otherwise is set forth in the Proxy Statement. To the extent holdings of such participants in Cracker Barrel's securities have changed since the amounts described in the Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3, Statements of Change in Ownership on Forms 4 or Annual Statement of Changes in Beneficial Ownership of Securities on Forms 5 filed with the SEC. Copies of these documents are or will be available at no charge and may be obtained as described in the preceding paragraph.

About Cracker Barrel Old Country Store®

Cracker Barrel Old Country Store, Inc. (Nasdaq: CBRL) is on a mission to bring craveable, delicious homestyle food and unique retail products to all guests while serving up memorable, distinctive experiences that make everyone feel welcome. Established in 1969 in Lebanon, Tenn., Cracker Barrel and its affiliates operate approximately 660 company-owned Cracker Barrel Old Country Store® locations in 44 states and own the fast-casual Maple Street Biscuit Company. For more information about the company, visit www.crackerbarrel.com.

CBRL-F

Investor Contact:

Adam Hanan

(615) 443-9887

Okapi Partners LLC

(855) 208-8902

Media Contact:

Heidi Pearce

(615) 235-4135

Leigh Parrish, Tim Lynch

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449

On November 11, 2024, the Company updated the Campaign Website. A copy of the updated website content (other than that previously filed or filed herewith) can be found below.

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Forward-Looking Statements

Except for specific historical information, certain of the matters discussed in this filing may express or imply projections of items such as revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These and similar statements regarding events or results that Cracker Barrel Old Country Store, Inc. (“Cracker Barrel” or the “Company”) expects will or may occur in the future are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual results and performance of the Company to differ materially from those expressed or implied by such forward-looking statements. All forward-looking information is provided pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these risks, uncertainties and other factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "trends," "assumptions," "target," "guidance," "outlook," "opportunity," "future," "plans," "goals," "objectives," "expectations," "near-term," "long-term," "projection," "may," "will," "would," "could," "expect," "intend," "estimate," "anticipate," "believe," "potential," "regular," "should," "projects," "forecasts," or "continue" (or the negative or other derivatives of each of these terms) or similar terminology.

The Company believes that the assumptions underlying any forward-looking statements are reasonable; however, any of the assumptions could be inaccurate, and therefore, actual results may differ materially from those projected in or implied by the forward-looking statements. In addition to the risks of ordinary business operations, factors and risks that may result in actual results differing from this forward-looking information include, but are not limited to risks and uncertainties associated with inflationary conditions with respect to the price of commodities, ingredients, transportation, distribution and labor; disruptions to the Company’s restaurant or retail supply chain; the Company’s ability to manage retail inventory and merchandise mix; the Company’s ability to sustain or the effects of plans intended to improve operational or marketing execution and performance, including the Company’s strategic transformation plan; the effects of increased competition at the Company’s locations on sales and on labor recruiting, cost, and retention; consumer behavior based on negative publicity or changes in consumer health or dietary trends or safety aspects of the Company’s food or products or those of the restaurant industry in general, including concerns about outbreaks of infectious disease; the effects of the Company’s indebtedness and associated restrictions on the Company’s financial and operating flexibility and ability to execute or pursue its operating plans and objectives; changes in interest rates, increases in borrowed capital or capital market conditions affecting the Company’s financing costs and ability to refinance its indebtedness, in whole or in part; the Company’s reliance on a single distribution facility and certain significant vendors, particularly for foreign-sourced retail products; information technology disruptions and data privacy and information security breaches, whether as a result of infrastructure failures, employee or vendor errors or actions of third parties; the Company’s compliance with privacy and data protection laws; changes in or implementation of additional governmental or regulatory rules, regulations and interpretations affecting tax, health and safety, animal welfare, pensions, insurance or other undeterminable areas; the actual results of pending, future or threatened litigation or governmental investigations; the Company’s ability to manage the impact of negative social media attention and the costs and effects of negative publicity; the impact of activist shareholders; the Company’s ability to achieve aspirations, goals and projections related to its environmental, social and governance initiatives; the Company’s ability to enter successfully into new geographic markets that may be less familiar to it; changes in land, building materials and construction costs; the availability and cost of suitable sites for restaurant development and the Company’s ability to identify those sites; the Company’s ability to retain key personnel; the ability of and cost to the Company to recruit, train, and retain qualified hourly and management employees; uncertain performance of acquired businesses, strategic investments and other initiatives that the Company may pursue from time to time; the effects of business trends on the outlook for individual restaurant locations and the effect on the carrying value of those locations; general or regional economic weakness, business and societal conditions and the weather impact on sales and customer travel; discretionary income or personal expenditure activity of the Company’s customers; implementation of new or changes in interpretation of existing accounting principles generally accepted in the United States of America ("GAAP"); and other factors described from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”), press releases, and other communications. Any forward-looking statement made by the Company herein, or elsewhere, speaks only as of the date on which made. The Company expressly disclaims any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Important Additional Information and Where to Find It

On October 9, 2024, Cracker Barrel filed a definitive proxy statement on Schedule 14A (the “Proxy Statement”) and an accompanying WHITE proxy card in connection with the solicitation of proxies for the 2024 Annual Meeting of Cracker Barrel shareholders (the “Annual Meeting”). INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain copies of these documents and other documents filed with the SEC by Cracker Barrel for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge in the Investors section of Cracker Barrel’s corporate website at www. crackerbarrel.com.

Participants in the Solicitation

Cracker Barrel, its directors and its executive officers will be participants in the solicitation of proxies from Cracker Barrel shareholders in connection with the matters to be considered at the Annual Meeting. Information regarding the names of Cracker Barrel’s directors and executive officers and certain other individuals and their respective interests in Cracker Barrel by security holdings or otherwise is set forth in the Proxy Statement. To the extent holdings of such participants in Cracker Barrel’s securities have changed since the amounts described in the Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3, Statements of Change in Ownership on Forms 4 or Annual Statement of Changes in Beneficial Ownership of Securities on Forms 5 filed with the SEC. Copies of these documents are or will be available at no charge and may be obtained as described in the preceding paragraph.